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                                                                     EXHIBIT 5.2


                              [COMPANY LETTERHEAD]

                                 October 4, 2002


AT&T Broadband Corp.
188 Inverness Drive West
Englewood, CO  80112

Dear Sirs:

         I am acting as attorney to AT&T Broadband Corp. (the "Company") in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") that AT&T Corp. ("AT&T"), the Company and other registrants have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (a) the following series of notes (the "Broadband Exchange Notes") upon which AT&T and the Company are co-obligors: 7.00% Notes Due May 15, 2005, 7.50% Notes Due 2006, 7.75% Notes Due March 1, 2007, 6.00% Notes Due 2009, 8.125% Debentures Due January 15, 2022, 8.125% Debentures Due July 15, 2024, 8.35% Debentures Due 2025, 8.625% Debentures Due December 1, 2031. The Broadband Exchange Notes are being issued pursuant to the indenture, dated September 7, 1990, between AT&T and the Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated October 30, 1992, between AT&T and the trustee, a Second Supplemental Indenture to be executed between AT&T and the trustee, and a Third Supplemental Indenture to be executed between the Company, AT&T and the trustee (collectively referred to as the "Indenture"). The Broadband Exchange Notes are being issued in connection with an exchange offer for currently outstanding notes of AT&T.

         In furnishing this opinion, I or attorneys under my supervision have examined such documents, legal opinions and precedents, corporate and other records of the Company and certificates of public officials and officers of the Company as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

         On the basis of the foregoing, I am of the opinion that:

         1. the issuance of the Broadband Exchange Notes has been duly authorized by the Board of Directors of the Company; and
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         2.       when issued in accordance with the terms of the Company's
                  certificate of incorporation, the resolutions of the Board of Directors of the Company relating to the issuance of Broadband Exchange Notes and the Indenture, the Broadband Exchange Notes will be validly authorized, issued and delivered by the Company in accordance with the terms of the Indenture, and will constitute the legally binding obligations of the Company (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

         In connection with the opinions expressed above, I have assumed that at or prior to the delivery of the Broadband Exchange Notes there shall not have occurred any change in law affecting the validity or enforceability of the Broadband Exchange Notes, and that none of the terms of the Broadband Exchange Notes, the issuance and delivery of the Broadband Exchange Notes, nor the compliance by the Company with the terms of the Broadband Exchange Notes will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the Registration Statement under the heading "Legal Matters."

                                                   Very truly yours,


                                                   /s/  James N. Zerefos
                                                   ---------------------------
                                                        James N. Zerefos
                                                     Associate General Counsel